UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2017

PixarBio Corporation
(Name of Small Business Issuer in its Charter)

Delaware	47-1945113
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Boston Avenue, Suite 1875

Medford, MA 02155

(Address of principal executive offices)

(617) 803-8838
(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 3, 2017, PixarBio Corporation (the “Company”) received a copy of a federal securities class action against the Company and Francis Reynolds (“Mr. Reynolds”) filed in the United States District Court for the District of Massachusetts for violations of federal securities law. The class action complaint alleges among other claims that the Company and Mr. Reynolds allegedly violated Sections 10(b) and/or 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by (i) allegedly employing devices, schemes and artifices to defraud, (ii) allegedly making false and/or misleading statements and (iii) allegedly engaging in acts, practices and a course of business which operated as a fraud and deceit upon those who purchased or otherwise acquired the Company’s securities . The lawsuit seeks unspecified damages, interest and attorneys’ fees.

Although there can be no assurance that the Company and Mr. Reynolds shall be successful in its and his defenses, the Company and Mr. Reynolds deny any allegations of wrongdoing and intend to vigorously defend against this lawsuit.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PixarBio Corporation (the Company)

Dated: February 9, 2017	By:	/s/ Francis M. Reynolds
Francis M. Reynolds
Title: Chief Executive Officer

3